UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 8, 2007 (May 4, 2007)

ZIONS BANCORPORATION
(Exact name of registrant as specified in its charter)

UTAH	001-12307	87-0227400
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ONE SOUTH MAIN, SUITE 1500, SALT LAKE CITY, UTAH	84111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 801-524-4787

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective May 4, 2007, the Company amended its Restated By-Laws to enable majority voting for the election of directors as contemplated by changes to the Utah Revised Business Corporation Act that became effective in April of 2007. Under the majority voting provisions of the amended Restated By-Laws and applicable provisions of the amended Utah Revised Business Corporation Act, a nominee for director in an uncontested election will be elected to a full term of office if he or she receives more “for” votes than “against” votes. If the nominee does not receive more “for” votes than “against” votes, he or she will be elected to a shortened term of 90 days.

The Restated By-Laws had previously provided for plurality voting for directors in both contested and uncontested elections. Under the plurality voting provisions, a nominee for director would be elected if he or she obtained more “for” votes than other candidates. The amended Restated By-Laws continue to provide for plurality voting in the case of contested elections.

The following exhibits are filed as part of this report:

Exhibit 3.1 Amendment, dated May 4, 2007, to Restated Bylaws of the Company

Exhibit 3.2 Amended and Restated Bylaws of the Company, dated May 4, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIONS BANCORPORATION

Date: May 8, 2007	By:	/s/ THOMAS E. LAURSEN

Executive Vice President General Counsel